CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "General Information - Independent Auditors" and to the incorporation by reference of our report dated February 5, 1999 on the Seligman Portfolios, Inc. (which were comprised of the Seligman Bond Portfolio, Seligman Capital Portfolio, Seligman Cash Management Portfolio, Seligman Common Stock Portfolio, Seligman Communications and Information Portfolio, Seligman Frontier Portfolio, Seligman Henderson Global Growth Opportunities Portfolio, Seligman Henderson Global Smaller Companies Portfolio, Seligman Henderson Global Technology Portfolio, Seligman Henderson International Portfolio, Seligman High-Yield Bond Portfolio, Seligman Income Portfolio, Seligman Large-Cap Value Portfolio, and Seligman Small-Cap Value Portfolio) in this Registration Statement (Form N-1A Nos. 33-15253 and 811-5221) of Seligman Portfolios, Inc.


                                                     ERNST & YOUNG LLP


New York, New York
April 26, 1999